Exhibit 99.4

WAIVER TO SENIOR SUBORDINATED DISCOUNT NOTE

This Waiver to Senior Subordinated Discount Note (the “Waiver”), dated as of October 25, 2007, is made and entered into by and between Verticalnet, Inc., a Pennsylvania corporation (the “Company”), and Radcliffe SPC, Ltd., for and on behalf of the Class A Convertible Crossover Segregated Portfolio (including its registered assigns, the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Senior Subordinated Discount Note dated May 16, 2006 issued by the Company in favor of the Holder (the “Original Note”).

WHEREAS, the Original Note was in the aggregate principal amount of $5,300,000 and had a maturity date of the earlier of (i) November 18, 2007, (ii) the date on which any Fundamental Transaction is consummated, or (iii) such earlier time as provided in the Original Note;

WHEREAS, on December 20, 2006, the Company and the Holder executed Amendment Number 1 to Senior Subordinated Discount Note (“Amendment Number 1”), whereby, among other things, the Original Note was amended to increase the aggregate principal amount of the Original Note from $5,300,000 to $5,500,000 and simultaneously extend the maturity date of the Original Note to the earlier of (i) April 1, 2008, (ii) the date on which any Fundamental Transaction is consummated, or (iii) such earlier time as provided in the Original Note (the Original Note as amended pursuant to Amendment Number 1, Amendment Number 2 (as defined below) and Amendment Number 3 (as defined below) is hereinafter referred to as the “Amended Note”);

WHEREAS, on March 28, 2007, the Company and the Holder executed Amendment Number 2 to Senior Subordinated Discount Note (“Amendment Number 2”) to (i) amend the Amended Note to (a) provide the Company with the unilateral option to further extend the maturity date of the Amended Note to September 30, 2008, such option exercisable by the Company no later than December 31, 2007; (b) provide that upon the exercise of such option, the then outstanding principal amount of the Amended Note will increase by $575,000; and (c) provide that if the Company completes a financing transaction (as set forth therein) which would not otherwise be deemed to constitute a Fundamental Transaction while the Amended Note is outstanding, then 25% (the “Percentage”) of the gross proceeds of such financing transaction shall be paid to the Holder upon consummation of such financing transaction and applied towards the repayment of the then outstanding principal amount of the Amended Note, and (ii) set forth the Company’s agreement to pay $55,000 to the Holder on the later of April 6, 2007 or the date that the Senior Indebtedness has been paid in full in consideration of the Holder granting the option referenced above; and

WHEREAS, on June 1, 2007, the Company and the Holder executed Amendment Number 3 to Senior Subordinated Discount Note (“Amendment Number 3”) to (i) provide for the Holder’s consent to (a) the transactions contemplated by that certain Series B Preferred Stock and Warrant Purchase Agreement, dated as of June 1, 2007, by and among the Company and certain purchasers, including the use of proceeds thereof and (b) the manner of Company’s future payment to the holders of Senior Indebtedness, and (ii) amend the Amended Note to (a) provide that upon the later of July 3, 2007 or the date on which the Senior Indebtedness has been paid in full, the Company shall pay to the Holder an amount as set forth therein, which shall by applied to and reduce the then outstanding Principal, and (b) increase the Percentage to 50%;

WHEREAS, the Company has now resolved to recommend to its shareholders that they approve an Agreement and Plan of Merger (the “Merger Agreement”), to be executed by the Company concurrently with the execution and delivery of this Waiver, whereby the Company will be acquired by BravoSolution U.S.A., Inc. (“Bravo USA”), a wholly-owned subsidiary of BravoSolution S.p.A, a corporation organized under the laws of Italy (“Bravo Italy”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, Bravo USA will acquire from the Company newly issued shares of the Company’s Series C Preferred Stock (the “Series C Preferred”) at an aggregate subscription price of $824,331.92 (the “Financing Transaction”), pursuant to the terms of a purchase agreement (the “Series C Preferred Purchase Agreement”; substantially in the form attached hereto as Exhibit A);

WHEREAS, pursuant to Section 14(h) of the Amended Note, the Company is required to pay to the Holder an amount equal to 50% of the gross proceeds received by the Company upon completion of the Financing Transaction; and

WHEREAS, at the request of the Company and subject to the terms and conditions set forth herein, the Holder desires to waive, and consent to, the matters described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Waiver. Subject to the sale of the Series C Preferred upon substantially all of the terms and conditions set forth in the Series C Preferred Purchase Agreement, the Holder hereby agrees and acknowledges that, notwithstanding any provision to the contrary set forth in the Amended Note (including, specifically Section 14(h) thereof) and the other Transaction Documents, the Company is permitted to complete the Financing Transaction without being required to pay to the Holder any portion of the gross proceeds received by the Company upon completion of the Financing Transaction, and without being deemed to be in breach as a result of the failure to pay to the Holder any such proceeds.

2. Consent.

(a) The Holder hereby acknowledges and agrees that, subject to the sale of the Series C Preferred upon substantially all of the terms and conditions set forth in the Series C Preferred Purchase Agreement, (i) the Financing Transaction shall and does not constitute an Event of Default, and (ii) the Financing Transaction alone, and not as such transaction may be deemed to be part of a series of transactions in connection with the Merger Agreement, shall not constitute a Fundamental Transaction.

(b) The Company hereby acknowledges and agrees that consummation of the transactions contemplated by the Merger Agreement would constitute a Fundamental Transaction and the Holder is not waiving any rights with respect thereto, including the right to require repayment in full of the Amended Note upon consummation of such Fundamental Transaction.

3. Modification. Except as expressly set forth in this Waiver, the foregoing shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Amended Note or other Transaction Documents, or (b) a waiver, release or limitation upon the exercise by the Holder of any of its rights, legal or equitable, thereunder. The Company shall not be permitted to make any payments on account of the Series C Preferred until the obligations under the Amended Note have been paid and satisfied in full.

4. Governing Law. This Waiver shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Waiver shall be governed by, the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Pennsylvania.

5. Counterparts. This Waiver may be executed in any number of counterparts (delivery of which may occur via facsimile or e-mail in pdf format), each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Waiver to produce or account for more than one counterpart hereof.

6. Severability. The provisions of this Waiver and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Waiver to be executed effective as of the date first written above.

VERTICALNET, INC.

By:	/s/ Nathanael V. Lentz
Name:	Nathanael V. Lentz
Title:	President and CEO

RADCLIFFE SPC, LTD. for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By:	RG Capital Management, L.P.
By: RGC Management Company, LLC

	By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Managing Director

Exhibit A

Form of Series C Purchase Agreement